                                                                   June 24, 1996


Cable TV Fund 14-A/B Venture
c/o Jones Intercable, Inc.
9697 E. Mineral Avenue
Englewood, CO 80112
Attention:  J. Roy Pottle


     Re:  Fourth Letter Amendment
          -----------------------
          Venture Revolving Credit
          ------------------------


Gentlemen:

     Reference is made to that certain Revolving Credit and Term Loan Agreement, dated as of September 30, 1988, by and among Cable TV Fund 14-A/B Venture (the "Borrower"), The Bank of Nova Scotia and PNC Bank, National Association (successor by merger to Provident National Bank) (the "Banks") and The Bank of Nova Scotia, as agent for the Banks (the "Agent"), as amended by that certain First Letter Amendment, dated June 11, 1990, that certain Second Letter Amendment, dated May 28, 1992, and that certain Third Letter Amendment, dated June 30, 1994 (the "Credit Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement.

     The Borrower desires the Banks to extend credit in excess of the Commitments stated in the Third Letter Amendment, allow for a new revolving period, extend the maturity date of the Term Loans to December 31, 2003, amend the principal amortization schedule for the Term Loans, amend the Total Debt to Annualized Cash Flow ratio covenant, extend the Capital Expenditure limitation, and to make certain other changes to the Credit Agreement. The Banks are willing to amend the Credit Agreement for such purposes on the terms and conditions stated in this Fourth Letter Amendment.

     Effective upon the satisfaction (or waiver by the Banks) of all of the conditions precedent stated below, the Credit Agreement shall be amended as follows:

     1.   Section 1.1 is hereby amended:

          (a) by deleting the definition of "Business Day" and replacing it with the following language:

          "'Business Day' shall mean any day other than a Saturday, Sunday,
            ------------
     public holiday under the laws of the State of New York or other day on which banking institutions are authorized or obligated to close in New York City, New York.";

     (b)  by deleting the definition of "Debt Service";

     (c)  by deleting the definition of "Excess Cash Flow";

     (d) by deleting the definition of "Expiration Date" and replacing it with the following language:

          "'Expiration Date' shall mean December 31, 1998.";
            ---------------

     (e) by adding the following definitions after the definition of "FCC License":

          "'Fourth Letter Amendment' shall mean that certain Fourth Letter
            -----------------------
     Amendment to Cable TV Fund 14-A/B Venture Revolving Credit and Term Loan Agreement, dated as of June 24, 1996, among Borrower, Agent and the Banks.

          "'Fourth Letter Amendment Closing Date' shall mean the date on which
            ------------------------------------
     the amendments contained in the Fourth Letter Amendment become effective pursuant to the terms thereof.";

     (f) by adding the following definition after the definition of "Indebtedness":

          "'Interest Expense' shall mean for any fiscal period the sum of the
            ----------------
     Borrower's cash interest expense paid on Total Debt for such period.";

     (g) by adding the following definition after the definition of "Premium Subscription":

          "'Pro Forma Debt Service' shall mean, with respect to the Borrower for
            ----------------------
     the twelve (12) complete calendar months immediately following the date of calculation, the sum of (a) interest scheduled to accrue in respect of Total Debt, plus (b) payments of principal scheduled to be paid on Total Debt, all in accordance with the documents, instruments and agreements evidencing such Total Debt. For purposes of calculating Pro Forma Debt Service (i) where any item of interest on any Total Debt varies or depends upon a variable rate of interest (including, without limitation, the Base Rate or the Euro-Rate), such rate shall be assumed to equal the rate in effect on the date of calculation thereof and (ii) the principal amount outstanding under any revolving or line of credit facility shall be assumed to be the outstanding principal balance thereunder on the last day of the fiscal quarter immediately preceding the period in respect of which the calculation of Pro Forma Debt Service is being determined or, if less, the aggregate commitment under such revolving or line of credit facility as of the date of calculation, in each case adjusted to give effect to any mandatory commitment reductions which are scheduled to occur during such period in respect of which the calculation of Pro Forma Debt Service is being determined."; and

          (h) by deleting the definition of "Term Loan Expiration Date" and replacing it with the following language:

               "'Term Loan Expiration Date' shall mean December 31, 2003."
                 -------------------------

     2. Section 2.1(a) is hereby deleted in its entirety and replaced with the following language:

          "(a)  The Commitments.  Subject to the terms and conditions and
                ---------------
     relying upon the representations and warranties herein set forth, each Bank severally agrees (such agreement being herein called such Bank's "Commitment") to make loans to the Borrower (the "Revolving Credit Loans") at any time or from time to time on or after the Fourth Letter Amendment Closing Date and to, but not including, the Expiration Date in an aggregate principal amount not exceeding at any one time outstanding such Bank's Current Commitment at such time. Each Bank's "Current Commitment" at any given time shall be equal to the amount set forth opposite the name of such Bank in the table below, as such amount may have been reduced under Section
     2.4 hereof at such time."

                                                     Percentage
     "Name of Bank          Current Commitment        Interest
      ------------          ------------------        --------

     The Bank of
       Nova Scotia              $25,000,000             58.82%

     PNC Bank                   $17,500,000             41.18%
                                -----------             ------

     TOTAL                      $42,500,000            100.00%"

     3. Section 2.4(a) is hereby deleted in its entirety and replaced with the following language:

          "(a)  Commitment Fee.  The Borrower agrees to pay to the Agent, for
                --------------
     the account of each Bank, as consideration for the Banks' Commitments hereunder, a commitment fee equal to three-eighths of one percent (0.375%) per annum (based on a year of 365 or 366 days, as the case may be) on the unborrowed amount of the Current Commitment for each day from and including the Fourth Letter Amendment Closing Date to and including the Expiration Date. A commitment fee shall be due and payable for the preceding period for which such fee has not been paid (i) on the last day of each March, June, September and December after the date hereof, (ii) on the date of each reduction of the Current Commitment on the amount so reduced and (iii) on the Expiration Date."

     4. Section 2.6 is hereby deleted in its entirety and replaced with the following language:

          "2.6  Term Loan Ceiling.
                -----------------

          "At no time shall the aggregate principal amount of Term Loans outstanding exceed the Term Loan Ceiling at such time. The "Term Loan Ceiling" shall mean the aggregate principal amount of the Term Loans made on the Expiration Date as provided in Section 2.5(a) (the "Initial Ceiling"), reduced as follows:

          "(A) On each March 31, June 30, September 30 and December 31 during each period indicated below the Term Loan Ceiling shall be reduced by amounts equal to the following percentages of the Initial Ceiling (regardless of whether the Term Loan Ceiling shall have been reduced pursuant to (B) below):

          January 1, 1999 - December 31, 1999     4%
          January 1, 2000 - December 31, 2000     4%
          January 1, 2001 - December 31, 2001     5%
          January 1, 2002 - December 31, 2002     6%
          January 1, 2003 - December 31, 2003     6%

          On December 31, 2003 the Term Loan Ceiling shall be reduced to zero
     (0)."

          "(B) In addition, if at any time Term Loans are prepaid or Rollover Loans are made in a lesser aggregate principal amount than the maturing Term Loans being rolled over except to the extent necessary as a result of a reduction in the Term Loan Ceiling pursuant to (A) above, the then current Term Loan Ceiling shall on such date be reduced by the amount of the prepayment or of such difference.

          "Once reduced, the Term Loan Ceiling may not be increased. If on any Mandatory Reduction Date the outstanding Term Loans on such date shall exceed the Term Loan Ceiling as reduced on such date, the Borrower shall pay or prepay (subject, among other things, to Section 2.13(b) hereof) sufficient Loans to reduce the principal amount of the outstanding Loans to such reduced Term Loan Ceiling."

     5. Section 2.8(a)(i) (Base Rate Option) is hereby deleted in its entirety and replaced with the following language:

          "(i) Base Rate Option:  A rate per annum (computed on the basis of a
               ----------------
     year of 365 or 366 days, as the case may be) for each day equal to the Base Rate for such day, plus the percentage set forth below that corresponds to the Borrower's then current ratio of Total Debt to Annualized Cash Flow, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate or the date of the Borrower's financial statements evidencing a change in such ratio, as the case may be:

                       Ratio                  Percentage
                       -----                  ----------
               2.50  to 1.00 or greater          0.250%

               less than 2.50 to 1.00            0.125%."

     "Base Rate," as used herein, shall mean a fluctuating interest rate per annum equal at all times to the rate of interest announced by the Agent in New York City, New York from time to time in its sole discretion as its base rate.

     6. Section 2.8(a)(ii) (CD Rate Option) is amended by deleting the first sentence thereof and replacing it with the following language:

     "A rate per annum (based on a year of 360 days and actual days elapsed) for each day equal to the CD Rate for such day, plus the percentage set forth below that corresponds to the Borrower's then current ratio of Total Debt to Annualized Cash Flow, such percentage to change automatically from time to time effective as of the date of the Borrower's financial statements evidencing a change in such ratio:

                          Ratio                     Percentage
                          -----                     ----------

                 2.50  to 1.00 or greater             1.375%

                 less than 2.50 to 1.00               1.250%."

     7. Section 2.8(a)(iii) Euro-Rate Option is amended by deleting the first sentence thereof and replacing it with the following language:

         "A rate per annum (based on a year of 360 days and actual days elapsed) for each day equal to the Euro-Rate for such day, plus the percentage set forth below that corresponds to the Borrower's then current ratio of Total Debt to Annualized Cash Flow, such percentage to change automatically from time to time effective as of the date of the Borrower's financial statements evidencing a change in such ratio:

                          Ratio                  Percentage
                          -----                  ----------

                 2.50  to 1.00 or greater          1.250%

                 less than 2.50 to 1.00            1.125%."

     8. Section 2.11 is hereby deleted in its entirety and replaced with the following language:

          "2.11 Interest Payment Dates.  Interest on each Base Rate Loan shall
                ----------------------
     be due and payable quarterly in arrears. Interest on each CD Rate Loan shall be due and payable on the last day of the corresponding CD Rate Maturity Period and, if such CD Rate Maturity Period is longer than 90 days, also every 90th day during such CD Rate Maturity Period. Interest on each Euro-Rate Loan shall be due and payable on the last day of the corresponding Euro-Rate Maturity Period and, if such Euro-Rate Maturity Period is longer than three months, also quarterly during such Maturity Period. After maturity of any Loan (by acceleration or otherwise), interest on such Loan shall be due and payable on demand."

     9. Section 5.8 is hereby deleted in its entirety and replaced with the following language:

          "5.8 Use of Proceeds.  Except as otherwise provided by Section 2.7
               ---------------
     hereof or the Subordination Agreement, the Borrower shall apply the proceeds of all Loans hereunder only to (a) repayment of the Term Loans outstanding on the Fourth Letter Amendment Closing Date, (b) repayment to Jones of Advances outstanding on the Fourth Letter Amendment Closing Date in an amount not to exceed three million eight hundred twenty thousand dollars ($3,820,000), and (c) otherwise for Capital Expenditures and other general business purposes."

     10.  Article V is amended by adding the following Section 5.11:

          "5.11 Interest Rate Protection.  On or before the date that is twelve
                ------------------------
     months from the Fourth Letter Amendment Closing Date, the Borrower shall enter into an interest rate protection agreement on terms and conditions satisfactory to the Banks in their sole discretion covering not less than fifty percent (50%) of the principal amount of the Loan outstanding at such time for a period of not less than three (3) years."

     11.  Article V is amended by adding the following Section 5.12:

          "5.12 Amendment Fee.  The Borrower shall pay to the Agent, for the
                -------------
     account of each Bank in proportion to their respective Current Commitments, as consideration for the agreement of the Banks to enter into the Fourth Letter Amendment, an amendment fee equal to one hundred fifty-nine thousand three hundred seventy-five dollars ($159,375), with one-half of the amendment fee payable on the Fourth Letter Amendment Closing Date and the remaining one-half of the amendment fee payable one year from the Fourth Letter Amendment Closing Date if the Borrower and a seller have not signed a binding purchase and sale agreement for the sale of all the Borrower's Systems on terms and conditions reasonably satisfactory to the Banks. If the Borrower and a seller have signed such a binding purchase and sale agreement, the remaining one-half of the amendment fee will be due and payable nineteen months from the Fourth Letter Amendment Closing Date, unless prior to such time all amounts due hereunder, under the Notes and any Related Document have been paid in full and the Commitment has been terminated."

     12. Section 6.1(a) is amended by deleting the last two lines of the table of ratios of Total Debt to Annualized Cash Flow and replacing them with the following:

     "April 1, 1996 - June 30, 1997           4.00 to 1.00
     July 1, 1997 - June 30, 1998             3.50 to 1.00
     July 1, 1998 and thereafter              3.00 to 1.00"

     13. Section 6.1(b) is hereby deleted in its entirety and replaced with the following language:

     "(b)  Annualized Cash Flow/Pro Forma Debt Service. The ratio of Annualized
           -------------------------------------------
     Cash Flow to Pro Forma Debt Service shall not be less than 1.50 to 1.00 at all times after the Fourth Letter Amendment Closing Date."

     14. Section 6.1 is further amended by adding the following Section 6.1(c)after Section 6.1(b):

          "(c)  Cash Flow/Interest Expense. The ratio of Cash Flow to Interest
                --------------------------
     Expense shall exceed 2.50 to 1.00 at all times after the Fourth Letter Amendment Closing Date."

     15. Section 6.14 is hereby deleted in its entirety and replaced with the following language:

          "6.14 Capital Expenditures.  Borrower shall not make any Capital
                --------------------
     Expenditures which in the aggregate exceed $3,000,000 in fiscal year 1988; $10,000,000 in fiscal year 1989; $9,000,000 in fiscal year 1990; $4,500,000 in each of fiscal years 1991 through 1998; $5,000,000 in each of fiscal year 1999 through 2001; and $5,300,000 in any fiscal year of the Borrower thereafter. No unused portion of Capital Expenditures permitted in any given year may be carried forward to any subsequent year or years. The cost of Systems purchased by Borrower pursuant to Section 6.11 shall be included in Capital Expenditures hereunder."

     16.  Article VI is amended by adding the following new Section 6.18:

          "6.18  Management Fees.  Borrower shall not pay Management Fees which
                 ---------------
     exceed five percent (5%) of total revenue for any fiscal year of the Borrower."

     17. The Credit Agreement is hereby amended to delete each reference to "San Francisco time" and replace it with a reference to "New York City time."

     On the date upon which the amendments contained in this Fourth Letter Amendment become effective, the Borrower shall repay all Term Loans outstanding on such date from funds obtained from Revolving Loans made on such date, together with all accrued and unpaid interest thereon and all other amounts owed in connection with such repayment pursuant to the terms of the Credit Agreement.

     The effectiveness of the amendments contained in this Fourth Letter Amendment is subject to the fulfillment, in form and substance satisfactory to the Agent, of the following conditions precedent on or before June 24, 1996:

     (a) The Agent shall have received three counterparts of this Fourth Letter Amendment duly accepted and executed by the Borrower, three counterparts executed by The Bank of Nova Scotia, as a Bank, and three counterparts executed by PNC Bank, National Association.

     (b) As amended by Exhibit A hereto, the representations and warranties contained in Article III of the Credit Agreement and in the Related Documents shall be true on and as of the date of execution and acceptance of this Fourth Letter Amendment by the Borrower with the same effect as though made on and as of such date, and no Event of Default and no Potential Default shall have occurred and be continuing or exist or shall occur or exist after giving effect to the amendments contained herein.

     (c) The Agent shall have received three signed copies of a certificate, dated the date of the Borrower's acceptance and execution of this Fourth Letter Amendment, and signed on behalf of the Borrower by the President, Vice President, Treasurer or Chief Financial Officer of Jones, to the effect that (i) the representations and warranties described in (b) above are true and correct on and as of such date and (ii) on such date no Event of Default or Potential Default has occurred and is continuing or exists or will occur or exist after giving effect to the amendments contained herein.

     (d) The Agent shall have received three signed copies of certificates dated as of the date of the Borrower's acceptance and execution of this Fourth Letter Amendment and signed by the Secretary or Assistant Secretary of Jones, on behalf of Jones, the Borrower, and each General Partner, certifying as to any changes since the Closing Date, if any, in the corporate, joint venture or partnership documents and actions referred to in section 4.2 of the Credit Agreement, of Jones, the Borrower and each General Partner, respectively and, in the case of Jones, (i) as to the names, true signatures and incumbency of the officer or officers or other authorized representatives of Jones authorized to accept, execute and deliver this Fourth Letter Amendment and the certificate referred to in (c) above, and (ii) as to the resolution of the Board of Directors of Jones authorizing such action.

     (e) The Agent shall have received certificates (i) of the Secretary of State of the State of Colorado certifying that Jones is a corporation in good standing and that each General Partner is a limited partnership in good standing, and (ii) of the Secretary of State of the State of Florida certifying that each General Partner is qualified to do business in Florida.

          (f) The Agent shall have received payment in full of the portion of the amendment fee due on the Fourth Letter Amendment Closing Date pursuant to Section 11 of this Fourth Letter Amendment, for distribution to the Banks in proportion to their respective Current Commitments.

          (g) Each Bank shall have received a substitute Note, in the form of Exhibit B hereto, duly executed by the Borrower, reflecting the amendments to the Commitment and maturity dates contained in this Fourth Letter Amendment (and thereafter shall return the Notes issued on June 15, 1990 to the Borrower).

          (h) The Agent shall have received all amendments to the Related Documents requested by the Banks to reflect the transactions contemplated hereby, executed by all parties thereto.

          (i) All actions necessary or desirable in the opinion of the Banks to preserve and protect the first priority lien of Agent established by the Security Documentation shall have been taken, including, without limitation, recording of an amendment to the Mortgage to reflect the transactions contemplated hereby and endorsements to all title policies held by Agent confirming the first priority nature of the Mortgage as so amended.

          (j) The Agent shall have received legal opinions from counsel to Borrower on such matters related to the transactions contemplated hereby as the Banks may reasonably request.

          (k) The Agent shall have received all such other instruments, approvals or documents as the Banks may reasonably request.

     Except as amended hereby, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed. This Fourth Letter Amendment may be executed in two or more counterparts, each of which shall be deemed an original.

      If you agree to the foregoing amendments to the Credit Agreement, execute the enclosed counterparts of this letter in the space provided below and return them to us prior to June 28, 1996.

                               THE BANK OF NOVA SCOTIA,
                               as Agent and as a participating
                               Bank



                               By  [SIGNATURE APPEARS HERE]
                                  ---------------------------------------

                                  Title  Authorized Signatory
                                        ---------------------------------

Accepted:

CABLE TV FUND 14-A/B VENTURE,        Date:
a Colorado general partnership

By  Cable TV Fund 14-A, Ltd.,
    Cable TV Fund 14-B, Ltd.,
    both Colorado limited partnerships

    By  Jones Intercable, Inc.,
        a Colorado corporation,
        as general partner of each


        By  [SIGNATURE APPEARS HERE]
           ---------------------------------

           Title  VICE PRESIDENT/TREASURER
                 ---------------------------

PNC BANK, NATIONAL ASSOCIATION,
as a participating Bank



By  [SIGNATURE APPEARS HERE]
   ----------------------------------------

   Title  SVP
         ----------------------------------